Exhibit 99.1

Pineapple Energy Reports Third Quarter 2023 Financial Results

November 9, 2023, at 4:15 p.m. EST

●	Revenue up 211% from Q3 2022

●	Gross profit up 401% from Q3 2022

●	Operating Expenses up 125% from Q3 2022

●	Net Loss from continuing operations decreased 8% from Q3 2022

●	Pro forma adjusted EBITDA up 156% from Q3 2022

●	Positive cash flow from operations of $869,851

MINNETONKA, MN, November 9, 2023 /Globe Newswire/ -- Pineapple Energy Inc. (NASDAQ: PEGY), a leading provider of sustainable solar energy and back-up power to households and small businesses, today announced financial results for the third quarter ended September 30, 2023.

Pineapple CEO Kyle Udseth commented, “My main message is quite similar to three months ago. We were able to deliver a strong third quarter, which is a nice counter to the reports of underperformance from some of our larger public peers who have already reported. The residential solar industry does continue to face challenges, principal among them the expectations of a higher-for-longer interest rate environment. But fundamental demand for clean, affordable, and resilient rooftop solar, ideally paired with battery storage, remains strong. And a higher interest rate environment increases the cost of capital for electric utilities as well, which we expect they will pass on to consumers in the form of ongoing steep annual increases to their electric bills. Couple this with the continuing declines in hardware and equipment costs, and I believe companies like Pineapple, who sell and install residential solar, are reaching an inflection point. And then beyond the macro factors, our commitment to operational discipline and a focus on driving positive EBITDA and operating cash-flow remain bedrock principles, and further differentiate us from competitors. We are leaving previous guidance unchanged, for 2023 revenue between $80-$85 million and positive adjusted EBITDA. I am grateful to all our Pineapple employees for their dedication and sacrifices – this has not been an easy quarter, and further challenges remain in Q4. But we believe our strategy is sound and will continue to bear out into 2024.”

Pineapple CFO Eric Ingvaldson commented, “In the third quarter, we were again able to achieve meaningful year-over-year revenue growth of more than 200% due to the SUNation acquisition in the fourth quarter of 2022 and strong organic growth in Hawaii. Gross profit margins increased due to lower equipment prices and financing fees. While gross profit increased 401% year-over-year, operating expenses increased 125% year-over-year, resulting in positive cash flow from operations for the quarter and our third consecutive quarter of positive adjusted EBITDA. Although third quarter pro-forma revenue declined 10% from the prior year, pro-forma gross profit increased 9% due to margin expansion. Year-to-date we have achieved 20% proforma revenue growth, and 38% pro-forma gross profit growth over the prior year leading to a $4.2 million year-over-year improvement in pro-forma adjusted EBITDA. We are grateful to our employees for delivering these results.”

Third Quarter Business Highlights

●	Pro forma operating metrics

o	Residential kW installed +10% sequentially (Q3 2023 vs Q2 2023)

o	Residential kW sold +14% sequentially (Q3 2023 vs Q2 2023)

o	Residential battery attachment rate declined to 37% in Q3 2023, down from 42% in Q2 2023

o	Backlog increased to $41M as of September 30, 2023, up from $38M as of June 30, 2023

Third Quarter 2023 GAAP Results from Continuing Operations1

	3rd Quarter 2023	3rd Quarter 2022[3]
Revenue	$18,288,697	$5,888,162
Gross Profit	$7,032,458	$1,404,173
Operating Expense	$8,596,808	$3,827,944
Operating Loss	($1,564,350)	($2,423,771)
Other Expense	($768,937)	($119,017)
Net Loss	($2,329,053)	($2,542,788)
Cash, restricted cash & investments[2]	$5,593,402	$10,236,453
Diluted Loss per Share	($0.23)	($0.34)

1 Includes continuing operations and excludes discontinued operations.

2 Includes restricted cash and liquid investments of $2,175,753 as of September 30, 2023, and $4,578,099 as of September 30, 2022, earmarked for payment of contingent value rights.

3 As the determination for discontinued operations was made for the period ending December 31, 2022, the 3rd Quarter 2022 numbers have been adjusted to reflect continuing operations only.

Total revenue was $18.3 million in the third quarter of 2023, up $12.4 million, or 211%, from the third quarter of 2022. The increase in revenue was a result of the SUNation acquisition in Q4 of 2022 and organic growth in Hawaii.

Total gross profit was $7.0 million, an increase of $5.6 million, or 401%, year-over-year. Gross profit increased due to increased revenue and an improved gross profit margin. The gross profit margin improvements were a result of the SUNation acquisition and an improvement in equipment costs and financing fees.

Total operating expenses were $8.6 million, an increase of $4.8 million, or 125%, year-over-year. The increase in operating expenses was primarily a result of the SUNation acquisition in Q4 of 2022. Operating expenses in the third quarter of 2023 included $1.3M of amortization and depreciation expense, $353,843 of stock-based compensation and a $230,000 unfavorable fair value remeasurement of earnout consideration.

Other expenses were $768,937, an increase of $649,920, year-over-year. Other expenses increased primarily due to an increase in interest expense because of debt financing closed in the second quarter and a $239,922 unfavorable fair value remeasurement of contingent value rights.

Net loss from continuing operations attributable to common stockholders was $2.3 million, or ($0.23) per diluted share in the third quarter of 2023. This was an improvement from net loss from continuing operations in the third quarter of 2022 of $2.5 million or ($0.34) per diluted share.

As of September 30, 2023, cash, cash equivalents, restricted cash, and investments were $5.6 million. Of that amount, $2.2 million was held as restricted cash and investments that can only be used for the legacy CSI business and will be distributed to holders of CVRs (Contingent Value Rights).

Third Quarter 2023 Pro Forma Comparisons

To facilitate analysis of the Company’s operating business, below is an unaudited pro forma presentation of results as if the Company had completed the SUNation merger, the CSI merger, and the HEC/E-Gear asset acquisition as of January 1, 2022:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2022	2021
Revenue	$18,288,697	$20,289,487	$60,190,413	50,209,437
Gross Profit	7,032,458	6,453,090	22,175,708	16,078,176
Net Loss	(2,329,053)	(217,898)	(5,260,514)	(1,363,018)

Adjusted EBITDA*	336,297	(601,932)	1,028,100	(3,133,723)

* Adjusted EBITDA is a non-GAAP financial measure. See “Pro Forma Results and Non-GAAP Financial Measures” and the reconciliations in this release for further information.

Third quarter pro forma revenue declined 10% compared to the prior year due to a decrease in kW installed of 10%, a decrease in the residential battery attachment rate to 37% from 47%, offset by a 3% increase in service and other revenue, and a 1% increase in commercial revenue.

Third quarter pro forma gross profit increased 9% due to reduced equipment costs and financing fees.

Third quarter pro forma net loss increased by $2.1M from the prior year due to a $1.9M employee retention credit recognized by SUNation in the third quarter of 2022.

Third quarter pro forma adjusted EBITDA increased 156% or $938,229 driven by overall margin improvement and increased operating leverage by controlling costs at SUNation, HEC (Hawaii Energy Connection) and Corporate.

The unaudited pro forma financial information above is not necessarily indicative of consolidated results of operations of the combined business had the acquisition occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company. The above unaudited pro forma results are not adjusted for the level of corporate overhead costs needed to support the go-forward strategy and instead include a higher cost structure based on operating legacy businesses and the structure in place while carrying out plans to complete the CSI merger transaction. The unaudited pro forma financial information above includes adjustments to amortization expense for intangible assets totaling $0 and $303,125 and excludes transaction costs totaling $0 and $292,174 for the three months ended September 30, 2023, and 2022, respectively. The unaudited pro forma financial information below includes adjustments to amortization expense for intangible assets totaling $0 and $1,538,378 and excludes transaction costs totaling $2,020 and $3,204,118 for the nine months ended September 30, 2023, and 2022, respectively.

Outlook

For the full year 2023, the Company leaves unchanged its revenue guidance of $80 to $85 million, positive adjusted EBITDA and cash flow from operations in 2023.

Status of Contingent Value Rights

The CVR (Contingent Value Rights) liability as of September 30, 2023, was estimated at $3.2 million and represents the estimated fair value as of that date of the legacy CSI assets to be distributed to CVR holders.

About Pineapple Energy

Pineapple is focused on growing leading local and regional solar, storage, and energy services companies nationwide. Our vision is to power the energy transition through grass-roots growth of solar electricity paired with battery storage. Our portfolio of brands (SUNation, Hawaii Energy Connection, E-Gear, Sungevity, and Horizon Solar Power) provide homeowners and small businesses with an end-to-end product offering spanning solar, battery storage, and grid services.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth or growth opportunities, future opportunities, future cost reductions, future flexibility to pursue acquisitions, future cash flows and future earnings. These statements are based on the Company’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements here due to changes in economic, business, competitive or regulatory factors, and other risks and uncertainties, including those set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. The Company does not undertake any obligation to update or revise these forward-looking statements for any reason, except as required by law.

Contacts:
Pineapple Energy Kyle Udseth Chief Executive Officer +1 (952) 996-1674 Kyle.Udseth@pineappleenergy.com Eric Ingvaldson Chief Financial Officer +1 (952) 996-1674 Eric.Ingvaldson@pineappleenergy.com

PINEAPPLE ENERGY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

ASSETS

	September 30	December 31
	2023	2022
CURRENT ASSETS:
Cash and cash equivalents	$3,417,649	$2,187,540
Restricted cash and cash equivalents	2,175,753	3,068,938
Investments	—	2,666,766
Trade accounts receivable, less allowance for
credit losses of $177,662 and $108,636, respectively	5,743,630	5,564,532
Inventories, net	4,626,764	6,054,493
Prepaid income taxes	27,431	—
Employee retention credit	—	1,584,541
Related party receivables	50,479	116,710
Prepaid expenses	1,720,937	2,152,058
Costs and estimated earnings in excess of billings	369,881	777,485
Other current assets	790,275	634,362
Current assets held for sale	—	1,154,099
TOTAL CURRENT ASSETS	18,922,799	25,961,524
PROPERTY, PLANT AND EQUIPMENT, net	1,565,722	1,190,932
OTHER ASSETS:
Goodwill	20,545,850	20,545,850
Operating lease right of use asset	4,622,387	4,166,838
Intangible assets, net	16,846,714	20,546,810
Other assets, net	12,000	12,000
Non-current assets held for sale	—	2,271,533
TOTAL OTHER ASSETS	42,026,951	47,543,031
TOTAL ASSETS	$62,515,472	$74,695,487
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,083,759	$7,594,181
Accrued compensation and benefits	944,196	859,774
Operating lease liability	384,581	220,763
Accrued warranty	300,000	276,791
Other accrued liabilities	937,608	961,986
Related party payables	—	2,181,761
Income taxes payable	—	1,650
Refundable customer deposits	3,363,901	4,285,129
Billings in excess of costs and estimated earnings	1,750,256	2,705,409
Contingent value rights	3,213,765	—
Earnout consideration	2,370,000	—
Current portion of loans payable	1,461,228	346,290
Current portion of loans payable - related party	360,723	5,339,265
Current liabilities held for sale	—	1,161,159
TOTAL CURRENT LIABILITIES	22,170,017	25,934,158
LONG-TERM LIABILITIES:
Loans payable and related interest	8,264,318	3,138,194
Loans payable and related interest - related party	4,984,458	4,635,914
Operating lease liability	4,295,406	3,961,340
Earnout consideration	940,000	2,150,000

Contingent value rights	—	7,402,714
Long term liabilities held for sale	—	250,875
TOTAL LONG-TERM LIABILITIES	18,484,182	21,539,037
COMMITMENTS AND CONTINGENCIES (Note 9)
STOCKHOLDERS' EQUITY
Convertible preferred stock, par value $1.00 per share; 3,000,000 shares authorized; 28,000 shares issued and outstanding	28,000	28,000
Common stock, par value $0.05 per share; 75,000,000 shares authorized;
10,182,723 and 9,915,586 shares issued and outstanding, respectively	509,136	495,779
Additional paid-in capital	46,773,844	45,798,069
Accumulated deficit	(25,449,707)	(19,089,134)
Accumulated other comprehensive loss	—	(10,422)
TOTAL STOCKHOLDERS' EQUITY	21,861,273	27,222,292
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$62,515,472	$74,695,487

PINEAPPLE ENERGY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Sales	$18,288,697	$5,888,162	$60,190,413	$10,338,483
Cost of sales	11,256,239	4,483,989	38,014,705	7,966,159
Gross profit	7,032,458	1,404,173	22,175,708	2,372,324
Operating expenses:
Selling, general and administrative expenses	7,150,110	2,702,005	22,442,789	5,792,270
Amortization expense	1,216,698	863,574	3,700,095	2,084,470
Transaction costs	—	262,365	2,020	1,399,147
Fair value remeasurement of SUNation earnout consideration	230,000	—	1,160,000	—
Total operating expenses	8,596,808	3,827,944	27,304,904	9,275,887
Operating loss	(1,564,350)	(2,423,771)	(5,129,196)	(6,903,563)
Other (expense) income:
Investment and other income	88,163	8,215	143,452	106,974
Gain on sale of assets	192,845	14,573	437,116	1,229,133
Fair value remeasurement of merger earnout consideration	—	13,000	—	4,684,000
Fair value remeasurement of contingent value rights	(239,922)	—	1,152,273	(1,214,560)
Interest and other expense	(810,023)	(154,805)	(1,867,576)	(640,536)
Other (expense) income, net	(768,937)	(119,017)	(134,735)	4,165,011
Net loss before income taxes	(2,333,287)	(2,542,788)	(5,263,931)	(2,738,552)
Income tax benefit	(4,234)	—	(1,396)	—
Net loss from continuing operations	(2,329,053)	(2,542,788)	(5,262,535)	(2,738,552)
Net (loss) income from discontinued operations, net of tax	(33,983)	22,792	(1,206,235)	(222,426)
Net loss	(2,363,036)	(2,519,996)	(6,468,770)	(2,960,978)

Other comprehensive gain (loss), net of tax:
Unrealized gain (loss) on available-for-sale securities	(34,108)	38	10,422	(32,760)
Total other comprehensive gain (loss)	(34,108)	38	10,422	(32,760)
Comprehensive loss	$(2,397,144)	$(2,519,958)	$(6,458,348)	$(2,993,738)

Basic net loss per share:
Continuing operations	$(0.23)	$(0.34)	$(0.53)	$(0.45)
Discontinued operations	(0.01)	—	(0.12)	(0.04)
	$(0.24)	$(0.34)	$(0.65)	$(0.49)

Diluted net loss per share:
Continuing operations	$(0.23)	(0.34)	(0.53)	(0.45)
Discontinued operations	(0.01)	—	(0.12)	(0.04)
	$(0.24)	$(0.34)	$(0.65)	$(0.49)

Weighted Average Basic Shares Outstanding	10,050,015	7,435,586	9,973,311	6,049,611
Weighted Average Dilutive Shares Outstanding	10,050,015	7,435,586	9,973,311	6,049,611

Pro Forma Results and Non-GAAP Financial Measures

This press release includes unaudited pro forma information, which represents the results of operations as if the Company had completed the CSI merger, the HEC and E-Gear asset acquisitions and the SUNation acquisition as of January 1, 2022. The unaudited pro forma financial information presented in this press release is not necessarily indicative of consolidated results of operations of the combined business had the acquisitions occurred at the beginning of the respective period, nor is it necessarily indicative of future results of operations of the combined company.

For the three months ended September 30, 2023, and 2022, the unaudited pro forma financial information includes adjustments to amortization expense for intangible assets totaling $0 and $303,125, respectively, and excludes transaction costs totaling $0 and $292,174, respectively. For the nine months ended September 30, 2023, and 2022, the unaudited pro forma financial information includes adjustments to amortization expense for intangible assets totaling $0 and $1,538,378, respectively, and excludes transaction costs totaling $2,020 and $3,204,118, respectively.

This press release also includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S., (United States) generally accepted accounting principles (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure provided in this release, and is net loss, on a pro forma basis calculated in accordance with GAAP, adjusted for pro forma interest, income taxes, depreciation, amortization, stock compensation, gain on sale of assets, and non-cash fair value remeasurement adjustments as detailed in the reconciliations presented below in this press release.

These non-GAAP financial measures are presented because the Company believes they are useful indicators of its operating performance. Management uses these measures principally as measures of the Company’s operating performance and for planning purposes, including the preparation of the Company’s annual operating plan and financial projections. The Company believes these measures are useful to investors as supplemental information and because they are frequently used by analysts, investors, and other interested parties to evaluate companies in its industry. The Company also believes these non-GAAP financial measures are useful to its management and investors as a measure of comparative operating performance from period to period.

The non-GAAP financial measures presented in this release should not be considered as an alternative to, or superior to, their respective GAAP financial measures, as measures of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and they should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these measures do not reflect certain cash requirements such as tax payments, debt service requirements, capital expenditures and certain other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and cash costs to replace assets being depreciated and amortized. In evaluating non-GAAP financial measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using non-GAAP financial measures on a supplemental basis. The Company’s definition of these non-GAAP financial measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

Reconciliation of Non-GAAP to GAAP Financial Information

Reconciliation of Pro Forma Net Loss to Pro Forma Adjusted EBITDA:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Pro Forma Net Loss	$(2,329,053)	$(217,898)	$(5,260,514)	$1,363,018)
Interest expense	810,023	185,345	1,867,576	719,545
Interest income	(79,430)	(8,959)	(117,941)	(16,729)
Income taxes	(4,234)	95,793	(1,396)	209,561
Depreciation	91,373	86,144	302,844	246,879
Amortization	1,216,698	1,166,699	3,700,095	3,650,095
Stock compensation	353,843	23,498	966,825	23,498
Gain on sale of assets	(192,845)	(14,573)	(437,116)	(1,229,133)
FV remeasurement of contingent value rights	239,922	-	(1,152,273)	1,214,560
FV remeasurement of earnout consideration	230,000	(13,000)	1,160,000	(4,684,000)
Employee retention credit	-	(1,904,981)	-	(1,904,981)
Pro Forma Adjusted EBITDA	$336,297	$(601,932)	$1,028,100	$(3,133,723)